UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 1, 2018

ION Geophysical Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 100
Houston, Texas 77042-2855
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Compensation Grants. On December 14, 2017, the Board of Directors (the “Board”) of ION Geophysical Corporation (the “Company”) approved an equity investment program (the “Program”) applicable to participating executive officers of the Company, including the Company's named executive officers. See our Current Report on Form 8-K filed on December 19, 2017, for more information regarding the Program.
In accordance with the Program, on March 1, 2018, the Company granted shares of the Company's restricted stock under the Company’s Second Amended and Restated 2013 Long-Term Incentive Plan (the “2013 Plan”) to our named executive officers as follows:

Executive Officer	Title	Shares of Restricted Stock (#)
R. Brian Hanson	President and Chief Executive Officer	7,270
Steven A. Bate	Executive Vice President and Chief Financial Officer	9,035
Matthew R. Powers	Executive Vice President, General Counsel and Corporate Secretary	242
Christopher T. Usher	Executive Vice President and Chief Operating Officer, Operation Optimization	6,605
Kenneth G. Williamson	Executive Vice President and Chief Operating Officer, E&P Technology & Services	8,835
The restricted stock will vest in full on the date that is 90 days after the grant date and will be subject to the other terms and conditions of the Company’s form of restricted stock agreement and the Company’s 2013 Plan. During the period that the restricted stock has not yet vested, holders of shares of restricted stock are entitled to the same voting rights as all other holders of common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2018	ION GEOPHYSICAL CORPORATION
By: /s/ MATTHEW POWERS Matthew Powers Executive Vice President, General Counsel and Corporate Secretary